Exhibit 99.other

POWER OF ATTORNEY
WITH RESPECT TO
PRECIDIAN ETFS TRUST

Know all men by these presents that Dennis J. DeCore, a Trustee of Precidian ETFs Trust (the “Trust”) whose name and signature appear below, constitutes and appoints Mark S. Criscitello, Daniel J. McCabe and J. Stuart Thomas as his attorneys-in-fact, with power of substitution, and each of them, in any and all capacities, to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Trust of which he is now or is on the date of such filing a Trustee of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Date: July 29, 2014	/s/ Dennis J. DeCore Dennis J. DeCore